UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2022

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                            Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Merger Agreement

On September 20, 2022, Sesen Bio, Inc., a Delaware corporation (“Sesen Bio”), Seahawk Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Sesen Bio (“Merger Sub”), and CARISMA Therapeutics Inc., a Delaware corporation (“Carisma”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other things, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into Carisma, with Carisma continuing as a wholly-owned subsidiary of Sesen Bio and the surviving corporation of the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, (a) each then outstanding share of Carisma common stock and Carisma preferred stock (collectively, “Carisma capital stock”) (including shares of Carisma common stock issued in connection with the pre-closing financing transaction described below) will be converted into the right to receive a number of shares of Sesen Bio common stock calculated in accordance with the Merger Agreement (the “Exchange Ratio”), and (b) each then outstanding Carisma stock option to purchase Carisma common stock will be assumed by Sesen Bio, subject to adjustment as set forth in the Merger Agreement.

Under the Exchange Ratio formula in the Merger Agreement, upon the closing of the Merger, on a pro forma basis and based upon the number of shares of Sesen Bio common stock expected to be issued in connection with the Merger, pre-Merger Sesen Bio stockholders are expected to own approximately 41.7% of the combined company and pre-Merger Carisma stockholders are expected to own approximately 58.3% of the combined company, in each case before giving effect to the pre-closing financing transaction and the conversion of Carisma’s $35.0 million outstanding convertible note. For purposes of calculating the Exchange Ratio, all shares of Sesen Bio common stock underlying outstanding Sesen Bio stock options, restricted stock units and warrants outstanding as of immediately prior to the closing of the Merger will be deemed to be outstanding and all shares of Carisma common stock (a) underlying outstanding Carisma stock options, and (b) to be issued in connection with the pre-closing financing transaction will be deemed to be outstanding. The Exchange Ratio will be adjusted to the extent that Sesen Bio’s net cash at closing is less than or greater than $125.0 million and based on the amount of the pre-closing financing transaction, as further described in the Merger Agreement. Under the terms of the Merger Agreement, the Sesen Bio board of directors may take action to accelerate the vesting of Sesen Bio stock options or restricted stock units that are outstanding as of immediately prior to the closing of the Merger, in accordance with the terms of the Merger Agreement.

In connection with the Merger, Sesen Bio will seek the approval of its stockholders to, among other things, (a) issue the shares of Sesen Bio common stock issuable in connection with the Merger under the rules of The Nasdaq Stock Market LLC (“Nasdaq”), and (b) amend its certificate of incorporation to effect a reverse stock split of the outstanding shares of Sesen Bio common stock at a ratio as mutually agreed to by Sesen Bio and Carisma and approved by the Sesen Bio board of directors prior to the closing of the Merger (clauses (a) and (b), collectively, the “Sesen Bio Voting Proposals”).

Each of Sesen Bio and Carisma has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (a) using reasonable best efforts to obtain the requisite approval of its stockholders, (b) non-solicitation of alternative acquisition proposals, (c) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the closing of the Merger, (d) Sesen Bio using commercially reasonable efforts to maintain the existing listing of Sesen Bio common stock on Nasdaq and to obtain approval of the listing of the combined company’s common stock on Nasdaq, and (e) Sesen Bio filing with the U.S. Securities and Exchange Commission (the “SEC”) and causing to become effective a registration statement on Form S-4 to register the shares of Sesen Bio common stock to be issued in connection with the Merger (the “Registration Statement”).

Consummation of the Merger is subject to certain closing conditions, including, among other things, (a) approval by Sesen Bio stockholders of the Sesen Bio Voting Proposals, (b) approval by Carisma stockholders of, among other things, the adoption of the Merger Agreement, (c) Nasdaq’s approval of the listing of the shares of Sesen Bio common stock to be issued in connection with the Merger, (d) the effectiveness of the Registration Statement, and

(e) Sesen Bio having net cash as of closing of the Merger greater than or equal to $100.0 million. Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including regarding the accuracy of the representations and warranties of the other party and the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the closing of the Merger.

The Merger Agreement contains certain termination rights of each of Sesen Bio and Carisma. Upon termination of the Merger Agreement under specified circumstances, Sesen Bio may be required to pay Carisma a termination fee of $7.6 million and/or reimburse Carisma’s expenses up to a maximum of $1.75 million, and Carisma may be required to pay Sesen Bio a termination fee of $5.49 million and/or reimburse Sesen Bio’s expenses up to a maximum of $1.75 million.

At the effective time of the Merger (the “Effective Time”), the board of directors of Sesen Bio is expected to consist of seven members, six of whom will be designated by Carisma and one of whom will be designated by Sesen Bio.

Pre-Closing Financing Transaction

Concurrently with the execution and delivery of the Merger Agreement, certain parties entered into agreements with Carisma pursuant to which they have agreed, subject to the terms and conditions of such agreements, to purchase prior to the consummation of the Merger shares of Carisma common stock for an aggregate purchase price of approximately $30.0 million. The consummation of the transactions contemplated by such agreements is conditioned on the satisfaction or waiver of the conditions set forth in the Merger Agreement. Shares of Carisma common stock issued pursuant to this pre-closing financing transaction will be converted into shares of Sesen Bio common stock in the Merger in accordance with the Exchange Ratio.

Contingent Value Rights Agreement

At or prior to the Effective Time, Sesen Bio will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent (“Rights Agent”) pursuant to which Sesen Bio stockholders of record immediately prior to the Effective Time will receive one contingent value right in the form of a dividend (each, a “CVR”) for each outstanding share of Sesen Bio common stock held by such stockholders on such date. Each CVR will represent the contractual right to receive contingent cash payments upon the receipt by Sesen Bio of certain proceeds payable by Roche (as defined herein), if any, pursuant to the Asset Purchase Agreement by and among Sesen Bio and F. Hoffmann-La Roche Ltd and Hoffman-La Roche Inc. (collectively “Roche”), dated July 15, 2022 (the “Asset Purchase Agreement”), upon the achievement by Roche of a specified milestone set forth in the Asset Purchase Agreement, subject to certain customary deductions, including for expenses and taxes.

The contingent payments under the CVR Agreement, if they become due, will be payable to the Rights Agent for subsequent distribution to the holders of the CVRs. In the event that no such proceeds are received, holders of the CVRs will not receive any payment pursuant to the CVR Agreement. There can be no assurance that any cash payment will be made or that any holders of CVRs will receive any amounts with respect thereto.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Sesen Bio or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

Support Agreements and Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, (a) certain stockholders of Carisma (solely in their respective capacities as Carisma stockholders) holding approximately 97.83% of the outstanding shares of Carisma capital stock (subject to customary cutbacks in the event of certain triggering events by the Sesen Bio board of directors) have entered into support agreements with Sesen Bio and Carisma to vote, among other things, all of their shares of Carisma capital stock in favor of adoption of the Merger Agreement and the transactions contemplated thereby, and against any alternative acquisition proposals (the “Carisma Support Agreements”), and (b) certain stockholders of Sesen Bio have entered into support agreements with Sesen Bio and Carisma to vote, among other things, all of their shares of Sesen Bio common stock in favor of the Sesen Bio Voting Proposals and against any alternative acquisition proposals (the “Sesen Bio Support Agreements”, and together with the Carisma Support Agreements, the “Support Agreements”).

Concurrently with the execution of the Merger Agreement, certain executive officers, directors and stockholders of Sesen Bio and Carisma (solely in their respective capacities as stockholders) have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, subject to specified exceptions, they agreed not to transfer their shares of Sesen Bio common stock issued in connection with the Merger for the 180-day period following the closing of the Merger.

The preceding summaries of the Merger Agreement, the CVR Agreement, the Support Agreements and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the form of CVR Agreement, the form of Carisma Support Agreement, the form of Sesen Bio Support Agreement and the form of Lock-Up Agreement, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Sesen Bio or Carisma or to modify or supplement any factual disclosures about Sesen Bio in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Sesen Bio, Carisma and Merger Sub made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Sesen Bio, Carisma or any of their respective affiliates.

Item 7.01 – Regulation FD Disclosure.

On September 21, 2022, Sesen Bio and Carisma issued a joint press release announcing the execution of the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

The investor presentation that will be used by Sesen Bio and Carisma in connection with the Merger is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning the proposed Merger, the pre-closing financing transaction, the CVRs and other matters, including without limitation: statements relating to the satisfaction of the conditions to and consummation of the proposed Merger, the expected timing of the consummation of the proposed Merger and the expected ownership percentages of the combined company, Sesen Bio’s and Carisma’s respective businesses, the strategy of the combined company, future operations, advancement of the combined company’s product candidates and product pipeline, clinical development of the combined company’s product candidates, including expectations regarding timing of initiation and results of clinical trials of the combined company, the ability of Sesen Bio to remain listed on Nasdaq, the completion of the pre-closing financing transaction and the receipt of any payments under the CVRs. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including without limitation: (i) the risk that the conditions to the closing of the proposed Merger are not satisfied, including the failure to obtain stockholder approval of matters related to the proposed Merger in a timely manner or at all; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Sesen Bio and Carisma to consummate the proposed Merger, including completing the pre-closing financing transaction; (iii) risks related to Sesen Bio’s ability to correctly estimate its expected net cash at closing and Sesen Bio’s and Carisma’s ability to correctly estimate and manage their respective operating expenses and expenses associated with the proposed Merger; (iv) risks related to Sesen Bio’s continued listing on Nasdaq until closing of the proposed Merger; (v) the risk that as a result of adjustments to the Exchange Ratio, Sesen Bio stockholders or Carisma stockholders could own less of the combined company than is currently anticipated; (vi) the risk that the conditions to payment under the CVRs will not be met and that the CVRs may otherwise never deliver any value to Sesen Bio stockholders; (vii) risks associated with the possible failure to realize certain anticipated benefits of the proposed Merger, including with respect to future financial and operating results; (viii) uncertainties regarding the impact any delay in the closing the proposed Merger would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; (ix) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (x) the effect of the announcement, pendency or completion of the proposed Merger on Sesen Bio’s or Carisma’s business relationships, operating results and business generally; (xi) costs related to the proposed Merger; (xii) the outcome of any legal proceedings that may be instituted against Sesen Bio, Carisma or any of their respective directors or officers related to the Merger Agreement or the transactions contemplated thereby; (xiii) the ability of Sesen Bio or Carisma to protect their respective intellectual property rights; (xiv) competitive responses to the proposed Merger and changes in expected or existing competition; (xv) the success and timing of regulatory submissions and pre-clinical and clinical trials; (xvi) regulatory requirements or developments; (xvii) changes to clinical trial designs and regulatory pathways; (xviii) changes in capital resource requirements; (xix) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its product candidates and its preclinical programs; and (xx) legislative, regulatory, political and economic developments, among other risks and uncertainties. A further description of the risks and uncertainties relating to the business of Sesen Bio is contained in Sesen Bio’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Sesen Bio undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

Important Additional Information

In connection with the proposed Merger, Sesen Bio will file materials with the SEC, including the Registration Statement, which will include a document that serves as a proxy statement/prospectus of Sesen Bio and an information statement of Carisma, and other documents regarding the proposed Merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS, INCLUDING THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and security holders will be able to obtain the Registration Statement, the proxy statement/prospectus and other materials filed by Sesen Bio with the SEC free of charge from the SEC’s website at www.sec.gov or from Sesen Bio at the SEC Filings section of www.sesenbio.com.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, a public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone or internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Participants in the Solicitation

Sesen Bio and Carisma and their respective directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information about Sesen Bio’s directors and executive officers is available in Sesen Bio’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its definitive proxy statement dated April 28, 2022 for its 2022 Annual Meeting of Stockholders and its Current Report on Form 8-K filed with the SEC on August 31, 2022. Other information regarding the participants in the proxy solicitation and a description of their interests in the transaction, by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed Merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Sesen Bio or the SEC’s website as indicated above.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

2.1*	Agreement and Plan of Merger and Reorganization, dated as of September 20, 2022, by and among Sesen Bio, Inc., Seahawk Merger Sub, Inc., and CARISMA Therapeutics Inc.

10.1	Form of Contingent Value Rights Agreement

10.2	Form of Carisma Support Agreement

10.3	Form of Sesen Bio Support Agreement

10.4	Form of Lock-Up Agreement

99.1	Joint Press Release issued on September 21, 2022

99.2	Investor Presentation dated September 21, 2022

99.3	Social Media Posts posted by CARISMA Therapeutics Inc. on September 21, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, for any exhibits or schedules so furnished.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 21, 2022

Sesen Bio, Inc.

By:	/s/ Thomas R. Cannell, D.V.M.
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer